      As filed with the Securities and Exchange Commission on June 4, 1999
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           SILICON VALLEY GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                DELAWARE                               94-2264681
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)

                                 101 METRO DRIVE
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 441-6700
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                      1998 NON-STATUTORY STOCK OPTION PLAN
                                 1996 STOCK PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                             ----------------------

                             PAPKEN S. DER TOROSSIAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           SILICON VALLEY GROUP, INC.
                                 101 METRO DRIVE
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 441-6700
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                   Copies to:
                              AARON J. ALTER, ESQ.
                               PAUL B. SHINN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                             ----------------------


================================================================================

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                      PROPOSED       PROPOSED
                                                      MAXIMUM        MAXIMUM
                                       AMOUNT         OFFERING       AGGREGATE       AMOUNT OF
       TITLE OF EACH CLASS OF          TO BE           PRICE         OFFERING      REGISTRATION
    SECURITIES TO BE REGISTERED     REGISTERED(1)   PER SHARE(2)      PRICE(2)          FEE
-------------------------------------------------------------------------------------------------
COMMON STOCK, TO BE ISSUED UPON       1,000,000        $13.438     $13,438,000.00    $ 3,964.21
EXERCISE OF OPTIONS GRANTED UNDER
1998 NON-STATUTORY STOCK OPTION PLAN
-------------------------------------------------------------------------------------------------
COMMON STOCK, TO BE ISSUED UPON       1,500,000        $13.438     $20,157,000.00    $ 5,946.32
EXERCISE OF OPTIONS GRANTED UNDER
THE 1996 STOCK PLAN
-------------------------------------------------------------------------------------------------
COMMON STOCK TO BE ISSUED UNDER THE     750,000        $13.438     $10,078,500.00    $ 2,973.16
1996 EMPLOYEE STOCK PURCHASE PLAN
-------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEES                                                              $12,883.69
-------------------------------------------------------------------------------------------------


                             ---------------------


================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Non-Statutory Stock Option Plan, the 1996 Stock Plan and the 1996 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Silicon Valley Group, Inc.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended (the "Act") based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 1, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

        (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on February 8,1999.

        (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on May 17, 1999.

        (d) The description of Registrant's Common Stock as contained in the Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on October 10, 1996, including any amendment or report filed for purposes of updating such descriptions.

        (e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California on June 4, 1999.

                                        SILICON VALLEY GROUP, INC.



                                        By: /s/ RUSSELL G. WEINSTOCK
                                           -------------------------------------
                                            Russell G. Weinstock
                                            Vice President Finance,
                                            Chief Financial Officer
                                            and Assistant Secretary

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Papken S. Der Torossian and Russell G. Weinstock, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 SIGNATURE                                    TITLE                       DATE
                 ---------                                    -----                       ----

    /s/ PAPKEN S. DER TOROSSIAN                  Chairman and Chief Executive         June 4, 1999
----------------------------------------         Officer
        Papken S. Der Torossian


        /s/ WILLIAM A. HIGHTOWER                 Director, President and Chief
----------------------------------------         Operating Officer


        /s/ RUSSELL G. WEINSTOCK                 Vice President Finance, Chief        June 4, 1999
----------------------------------------         Financial Officer and
          Russell G. Weinstock                   Assistant Secretary (Principal
                                                 Financial and Accounting


         /s/ MICHAEL J. ATTARDO                  Director                             June 4, 1999
----------------------------------------
           Michael J. Attardo


          /s/ WILLIAM L. MARTIN                  Director                             June 4, 1999
----------------------------------------
            William L. Martin


             /s/ NAM P. SUH                      Director                             June 4, 1999
----------------------------------------
               Nam P. Suh


         /s/ KENNETH M. THOMPSON                 Director                             June 4, 1999
----------------------------------------
           Kenneth M. Thompson


         /s/ LAWRENCE TOMLINSON                  Director                             June 4, 1999
----------------------------------------
           Lawrence Tomlinson

                                INDEX TO EXHIBITS



       EXHIBIT
       NUMBER                  EXHIBIT DOCUMENT
       ------                  ----------------
        4.1     1998 NonStatutory Stock Option Plan

        4.2     1996 Stock Plan

        4.3     1996 Employee Stock Purchase Plan

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, as to the legality of securities being registered
                (Counsel to the Registrant)

        23.1    Independent Auditors' Consent

        23.2    Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation (contained in Exhibit 5.1 hereto)

        24.1    Power of Attorney (see page II-5)